Exhibit 10.4
MEDICAL CLAIMS
SERVICING AGENCY AGREEMENT

THIS MEDICAL CLAIMS SERVICING AGENCY AGREEMENT (the “Agreement”) is entered into as of the 17th day of April, 2007 ("Effective Date"), by and between HEALTHCARE CLAIMS MANAGEMENT CORPORATION, a Georgia Corporation (“Servicer”), and PARK INFUSION SERVICES, LP, formerly known as PARK INFUSION SERVICES, LP, d/b/a PARK INFUSION CARE, PARK INFUSIONCARE OF DALLAS, LP, a Texas Limited Partnership, PARK INFUSIONCARE OF HOUSTON, LP, a Texas limited partnership and PARK INFUSIONCARE OF SAN ANTONIO, LP, a Texas limited partnership (together, jointly and severally, the “Provider”).

RECITALS

WHEREAS, Provider is engaged in the business of providing healthcare services to the public; and

WHEREAS, Servicer is engaged in the business of providing claim production, processing and reporting services with respect to receivables arising from the provision of healthcare services and the sale of related goods and equipment; and

WHEREAS, Provider desires to retain Servicer as its agent under this agreement for the purpose of providing claim, processing and reporting services for payment of Claims (as defined below) from Obligors (as defined below) as provided by the terms and conditions herein;

AGREEMENT

NOW, THEREFORE, for the consideration stated herein and other good and valuable consideration, the parties agree as follows:

1.  AGENCY; SCOPE OF SERVICES.

(a)  Provider hereby appoints Servicer as its agent with respect to all claims for payment on all of Provider's Healthcare Receivables (as defined below) against Obligors (the “Claims”), with power to pursue all rights and remedies of Provider against Obligors and the right to endorse and deposit all checks and instruments received in connection with such Claims as provided herein, and Provider agrees to execute all documents reasonably requested by Servicer to effect such agency and to appoint Servicer as Provider's attorney-in-fact for such purposes.

(b)  With respect to Healthcare Receivables subject to this Agreement, and in providing the services specified herein, Servicer shall act only as the agent of Provider. The specific services Servicer agrees to provide shall include the following with respect to all of Provider’s Healthcare Receivables:

(i)  Servicer shall provide telephone support to assist Provider in the initial electronic interface.

(ii)  Servicer shall input all Healthcare Receivables information into its system and post all payments into its system to track all Provider’s Healthcare Receivable activity. Servicer will receive from Provider, and Provider agrees to timely furnish to Servicer, all electronic files submitted to or received from any Obligor for Healthcare Receivables tracking purposes, including, but not limited to, claim files and ERA payment files.

(iii)  Servicer agrees to deliver to Provider, at intervals mutually agreed to by Servicer and Provider, reports related to Provider’s Healthcare Receivables, including, but not limited to, reports relating to ineligible accounts, unbilled revenue reports, aging reports and such additional reporting as may be mutually agreed to by the parties.

(iv)  Servicer shall retrieve and maintain all payment information regarding Claims submitted by Provider.

(c)  Upon the initiation of the relationship with Provider, Provider and Servicer shall design a workflow for all operational procedures between the parties. Said procedures shall hereafter be referred to as the “Agreed Upon Procedures” and are attached hereto as Exhibit A. Provider agrees to perform all duties relating to Provider in the Agreed Upon Procedures in a manner consistent with said procedures.

Notwithstanding anything contained herein to the contrary, Provider shall be responsible for collecting amounts due on any unpaid Claim unless Provider has requested that Servicer provide such service with regard to such Claim; provided, however, that in the event Provider is not taking reasonable measures to collect amounts due on an unpaid Claim, in Servicer's sole reasonable opinion, Servicer may, but shall not be obligated to, take all reasonable measures on Provider's behalf to collect such Claim and shall charge Provider accordingly.

For purposes of this Agreement:

(i)  “Collections” means the amounts received or deemed received by Servicer with respect to a Healthcare Receivable.

(ii)  “Governmental Obligor” means the United States, any State, any political subdivision of a State and any agency or instrumentality of the United States or any State, political subdivision or fiscal intermediary thereof which is obligated to make any payments with respect to Medicare or Medicaid Receivables or with respect to Healthcare Receivables representing amounts owing under any other program established by federal or state law which provides for payments for healthcare services to be made to Providers of such services (including, without limitation, CMS and the program set forth in Title 38 U.S.C. Section 1713).

(iii)   “Governmental Receivable” means a Healthcare Receivable that is payable by a Governmental Obligor.

(iv)  “Governmental Programs” means Medicare or Medicaid.

(v)  “Healthcare Receivables” means all accounts receivable billed to Obligors representing amounts due and owing to the Provider arising from the prospective (solely as contemplated by the U. S Center for Medicare and Medicaid Services in the rules and regulations governing the prospective payment system for healthcare providers or similar governmental programs or regulations), or actual (i) sale, rental or lease of durable health care goods (including, without limitation, medical equipment), or (ii) the provision of medical services (and services and sales ancillary thereto), including all rights and remedies of the Provider relating thereto, together with any and all proceeds in any way derived, directly or indirectly, therefrom; provided, however, that “Healthcare Receivable” shall not include claims arising under any workers’ compensation statutes;

(vi)  “Non Governmental Obligors” means all Obligors that are not Governmental Obligors.

(vii)  “Non Governmental Receivables” means all Healthcare Receivables that are not Governmental Receivables; and

(viii)  “Obligors” means any commercial insurance company, nonprofit insurance company, employer or union that self-insures for employee or member health insurance, HMO, PPO, the United States, any State, any political subdivision of a State and any agency or instrumentality of the United States or any State, political subdivision or fiscal intermediary thereof which is obligated to make payments with respect to amounts due from Medicare, Medicaid or any other program established under federal or state law which provides for payments for healthcare and medical goods or services.

2.  LOCKBOX AND LOCKBOX ACCOUNT; IDENTIFICATION OF RECEIVABLES; STANDING REVOCABLE INSTRUCTION.

(a)  Provider shall (A) maintain a post office box in the name of Provider to which Provider shall cause Obligors to deliver all items with respect to Healthcare Receivables (the “Lockbox”), and (B) establish in its own name a depository account at an insured depositary institution (which shall be identified in Attachment A to this Agreement) (the “Lockbox Account”) into which Provider shall cause to be deposited all Collections of Healthcare Receivables received by Provider (including, without limitation, all Collections received by Provider in the Lockbox) and into which Provider shall direct all Governmental Obligors to electronically transfer Collections of Governmental Receivables. The records of the depositary institution at which Provider maintains the Lockbox Account shall indicate that such account is maintained solely by Provider. Provider shall deliver, and Provider shall direct the depositary institution at which Provider maintains the Lockbox Account to deliver, to Servicer copies of all statements and notices delivered by Provider and such depositary institution with respect to the Lockbox Account.

(b)  With respect to the Lockbox and the Lockbox Account, Provider shall give the following standing revocable instruction (the “Standing Revocable Instruction”) to the depositary institution servicing the Lockbox and at which the Lockbox Account is established, which Standing Revocable Instruction may be revoked, amended or otherwise changed by Provider at any time and for any reason upon written order of an authorized officer of Provider (a “Provider Order”) delivered to such depositary institution: On each Business Day, the depositary institution at which Provider maintains the Lockbox shall deposit Collections received in such lockbox into the Lockbox Account and shall transfer all funds held in the Lockbox Account to the account set forth in the Addendum.

3.  PAYMENTS OF CLAIMS.

(a)  Servicer will receive copies of all correspondence regarding Claims from the Lockbox. Provider hereby agrees to assist Servicer in changing the remittance instructions to the Obligors on Claims to the Lockbox. All payments will be posted, and requests for additional information retrieved as mutually agreed in writing by all parties. Original documentation will be forwarded to Provider. If payments and/or correspondence are sent to Provider, Provider will ensure that all EOBs, ERAs and any correspondence relating to the Claims or Collections will be sent to Servicer for posting. All payments shall be in the name of Provider and not in the name of Servicer. Provider shall cooperate with Servicer in the identification of items received in the Lockbox and the Lockbox and amounts received in the Lockbox and the Lockbox Account.

(b)  Claim payments received at the Lockbox shall be deposited in the Lockbox Account or as otherwise set forth in a written payment disposition instruction delivered to the financial institution holding the Lockbox and the Lockbox Account (with a copy of said instructions to Servicer) not less than 10 days prior to the proposed Effective Date hereof. Notwithstanding anything herein to the contrary, Provider may amend, modify, revoke or otherwise change its payment disposition instructions to the financial institution holding the Lockbox and the Lockbox Account with respect to Collections of Governmental Receivables at any time and for any reason upon written order of an authorized officer delivered to such financial institution. Upon collection of funds, amounts on deposit in the Lockbox Account shall be withdrawn in accordance with the Standing Revocable Instruction.

4.  COMPENSATION OF SERVICER.

(a)  For the services provided by Servicer to Provider under this Agreement, Provider agrees to pay Servicer a Healthcare Receivables management fee equal to one-half percent (.5%) of the estimated net realizable value of all Healthcare Receivables generated by Provider as determined by Servicer during each calendar month of the term of this Agreement. The fees for Provider’s Additional Services shall be:

(b)  Servicer shall invoice Provider at the end of each month for all fees due hereunder. Said invoice shall be due and payable by Provider on or before the 15th day of the month following any invoicing period. Servicer shall maintain records with respect to the number of individual Healthcare Receivables processed and the charges for its services hereunder with respect to each such Healthcare Receivable it processes. Provider further agrees to pay Servicer a fee equal to any and all penalty fees and charges imposed by any depository institution in connection with the receipt of and deposit of amounts in the Lockbox Account on behalf of Provider. Such fee shall include, but not be limited to, charges for returned and dishonored checks.

(c)  Provider’s obligation to pay fees to Servicer under this Agreement shall be absolute and without regard to collections and payments it receives on its Healthcare Receivables, and payments due to Servicer hereunder shall not be contingent upon collection of Claims or the related Healthcare Receivables.

5.  TERM OF AGREEMENT; TERMINATION.

(a)  The term of this Agreement shall begin on the Effective Date of this Agreement and shall continue in full force and effect for a period of one year from the date of execution, and shall automatically be renewed for successive periods of one year unless either party gives written notice to the other of its intention not to renew this Agreement at least 60 days prior to the end of any one-year term of this Agreement.

(b)  If Provider determines for any reason to terminate or remove Servicer, Provider may do so only upon not less than 30 days’ written notice delivered to Servicer along with (i) a certified copy of the resolution unanimously adopted by the governing body of Provider authorizing and directing that Servicer be terminated as agent under this Agreement and (ii) a certificate signed by Provider and to be signed by Servicer evidencing termination of the Agreement.

6.  SUBCONTRACTING.

It is specifically agreed that Servicer may, in its sole discretion, subcontract any or all of its services provided herein including, but not limited to, all billing procedures associated with Provider’s Claims.

7.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF PROVIDER.

(a)  Provider represents and warrants (i) that the Claim information furnished to Servicer by Provider, including, without limitation, any information with regard to the services rendered, goods and equipment delivered and the fees due, shall be true and correct in all respects, (ii) that the Claims are owned by Provider and (iii) that Provider is in full and complete compliance with all federal, state and municipal laws and regulations with regard to the Claim.

(b)  Provider agrees and covenants (i) that Provider will notify Servicer immediately of any and all disputes, counterclaims and/or offsets affecting any Claim, (ii) that, on or before the date of this Agreement, Provider will furnish to Servicer a certified copy of the resolution unanimously adopted by the governing body of Provider authorizing and directing that Provider enter this Agreement and confirming the appointment of Servicer as the agent of Provider and (iii) that Provider will not change the remittance instructions given pursuant to Section 2 and Section 3 hereof with respect to the Lockbox Account during the term of this Agreement without the express prior written consent of Servicer.

(c)  Provider agrees to indemnify, hold harmless and forever defend Servicer, its directors, officers, shareholders, employees and agents from any and all losses, damages or liabilities and from any suits, claims or demands (including reasonable attorneys’ fees actually incurred in investigating or defending such suit, claim or demand) suffered by any of them, whether asserted by Provider, any Obligor or any other person or entity, caused by, arising out of, or in any way connected with (1) the sale of goods, wares, merchandise, or services evidenced by any Healthcare Receivables or Claim, (2) any and all performance, responsibility or duty owed by Provider to any Obligor for a Healthcare Receivable or any third party, (3) Servicer’s reliance on any representation or warranty made by Provider (or any of its officers or employees) under or in connection with this Agreement, any Healthcare Receivable or Claim, or any information or report delivered by Provider pursuant to this Agreement, (4) the failure by Provider to comply with any applicable law, rule or regulation with respect to any Healthcare Receivable or Claim or the nonconformity of any Healthcare Receivable or Claim with any such applicable law, rule or regulation, or (5) any failure of Provider to perform its duties or obligations in accordance with the provisions of this Agreement, unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of any of the indemnified parties. The provisions of this Section 8(c) shall survive the expiration and termination of this Agreement.

8.  LIMITATION OF LIABILITY.

Servicer will not be liable to any person or entity for any damages resulting from Servicer’s performance or failure to perform pursuant to this Agreement (whether in contract, tort, strict liability, or otherwise); provided, however, that Servicer will be liable for its own gross negligence or willful misconduct in performing or failing to perform pursuant to this Agreement.

IN TAKING ANY ACTION PURSUANT TO THIS AGREEMENT, SERVICER WILL ACT SOLELY AS AGENT OF PROVIDER. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS CREATING A PARTNERSHIP, JOINT VENTURE, EMPLOYER-EMPLOYEE OR ANY OTHER RELATIONSHIP BETWEEN THE PARTIES HERETO EXCEPT THAT OF PRINCIPAL AND AGENT. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THE PERFORMANCE OF SERVICER PURSUANT TO THIS AGREEMENT. THE REMEDIES SET FORTH IN THIS SECTION WITH RESPECT TO THE PERFORMANCE OR NON-PERFORMANCE OF SERVICER ARE THE SOLE REMEDIES RELATING TO SERVICER’S LIABILITY TO PROVIDER. THIS SECTION WILL SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT.

9.  NOTICES.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and be mailed and transmitted by facsimile or delivered, as to each Person listed below, at its address set forth below or at such other address as shall be designated by such Person in a written notice to the parties hereto.

if to Servicer:

Healthcare Claims Management Corporation
Post Office Box 781269
San Antonio, TX 78278
Attention: Marissa Molina
Facsimile: (210) 698-9505

if to Provider:

Park InfusionCare, LP
16250 Dallas Parkway, Suite 100
Dallas, TX 75248
Attention: David E. Bowe
Facsimile: 972) 250-0934

10.  DISPUTE RESOLUTION.

In the event of any dispute between Servicer and Provider as to any of the terms and conditions of this Agreement and as a condition precedent to the filing of any lawsuit, the party raising the dispute shall give the other party written notice of the specific nature of the dispute and shall provide such noticed party at least 10 business days to submit its written response to cure the alleged default.

11.  VENUE OF DISPUTES.

If either party files any action at law or in equity, the proper venue for such action shall be the federal and state courts with geographic jurisdiction over Tucker, DeKalb County, Georgia. The parties agree to personal jurisdiction in such courts and consent to venue being laid in such courts and will not file any motion with any court in any other venue or jurisdiction alleging the inconvenience of the forum or requesting that venue be moved to any court other than a district court, county court or federal court located in DeKalb County, Georgia.

12.  ATTORNEYS’ FEES AND COSTS.

If any action at law or in equity is necessary to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party all of its reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13.  GEORGIA LAW TO APPLY.

This Agreement shall be governed by and construed by and in accordance with the laws of the State of Georgia, and all obligations of the Parties created by this Agreement are, for purposes of this Agreement, to be performed in Tucker, DeKalb County, Georgia.

14.  PARTIES BOUND.

This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

15.  ENTIRE AGREEMENT.

This Agreement constitutes the sole and only Agreement of the parties and supersedes any prior understanding or written or oral Agreements between the parties respecting the subject matter herein.

IN WITNESS HEREOF, the parties have executed this Agreement as of the date stated hereinabove.

PROVIDER:
PARK INFUSIONCARE, LP, A TEXAS LIMITED PARTNERSHIP, Borrower

By: Dougherty’s Operating GP, LLC, Its General Partner

By:      /s/ David E. Bowe
Name: David E. Bowe
Title : Managing Member, Chairman of the Board, President and
 Chief Executive Officer

PARK INFUSIONCARE OF DALLAS, LP, A TEXAS LIMITED PARTNERSHIP, Borrower

By: Park InfusionCare Of Dallas, GP, LLC,   Its General Partner

By:     /s/ David E. Bowe
Name:David E. Bowe
Title : Managing Member, Chairman of the Board, President and
 Chief Executive Officer

PARK INFUSIONCARE OF HOUSTON, LP, A TEXAS LIMITED PARTNERSHIP, BORROWER

By: Park InfusionCare Of Houston, GP, LLC, Its General Partner

By:     /s/ David E. Bowe
Name:David E. Bowe
Title : Managing Member, Chairman of the Board, President and
 Chief Executive Officer

PARK INFUSIONCARE OF SAN ANTONIO, LP, A TEXAS LIMITED PARTNERSHIP, BORROWER

By: Park InfusionCare Of San Antonio, GP, LLC, Its General Partner

By:     /s/ David E. Bowe
Name:David E. Bowe
Title : Managing Member, Chairman of the Board, President and
 Chief Executive Officer

SERVICER
Healthcare Claims Management Corporation, As Servicer
By:      /s/ Jerry Pavlas
Name:  Jerry Pavlas
Title:    Chief Executive Officer

ATTACHMENT A
LOCKBOX ACCOUNT

All Healthcare Receivables shall be deposited in the following account of Provider:

Depository Bank:  (Bank Name)

Routing Number: (Bank Routing Number)

Account Number: (Bank Account Number)

ADDENDUM TO MEDICAL CLAIMS

SERVICING AGENCY AGREEMENT

(FORM 2)

THIS ADDENDUM TO MEDICAL CLAIMS SERVICING AGENCY AGREEMENT (the “Addendum”) is entered into as of April 17, 2007 (the "Effective Date"), by and between PARK INFUSION SERVICES, LP, formerly known as PARK INFUSIONCARE OF DALLAS, LP PARK INFUSION SERVICES, LP, PARK INFUSIONCARE OF DALLAS, LP, a Texas Limited Partnership, PARK INFUSIONCARE OF HOUSTON, LP, a Texas limited partnership and PARK INFUSIONCARE OF SAN ANTONIO, LP, a Texas limited partnership (together, jointly and severally, the “Provider”) and HEALTHCARE CLAIMS MANAGEMENT CORPORATION (“Servicer”). Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed thereto in the Servicing Agreement (as defined below).

RECITALS

WHEREAS, Provider and Servicer have entered that certain Medical Claims Servicing Agency Agreement dated as of April 17, 2007 (the “Servicing Agreement”), pursuant to which Servicer, as agent for Provider, is providing the claims production, processing and reporting services specified therein to Provider with respect to Provider’s Healthcare Receivables; and

WHEREAS, pursuant to the Servicing Agreement, Servicer maintains (i) a lockbox for the purpose of receiving checks, other forms of Collections, ERAs and EOBs from Obligors and all other items of correspondence with respect to the Healthcare Receivables and (ii) the Lockbox Account for the purpose of depositing checks and all other forms of Collections received from Obligors; and

WHEREAS, Provider desires to provide Servicer with certain payment disposition and other instructions with respect to the Servicing Agreement;

AGREEMENT

NOW, THEREFORE, for the consideration stated herein and other good and valuable consideration, the parties agree as follows:

1. STANDING INSTRUCTION. From and after the Effective Date of this Addendum, Provider hereby instructs Servicer that, in accordance with the provisions of Section 2 of the Servicing Agreement, and subject to the Standing Revocable Instruction (as defined in Section 2 of the Servicing Agreement), it shall, or shall cause the depositary institution holding the Lockbox Account to transfer on each Business Day all cleared payments received for the benefit of Provider to the following account:

Depository Bank: (Bank Name)
Routing Number: (Bank Routing Number)
Account Number: (Bank Account Number)

2. REVOCATION OF STANDING REVOCABLE INSTRUCTION AND NOTICE. Provider’s Standing Revocable Instruction, including the Provider’s instruction as set forth in Section 1 of this Addendum, may be revoked, amended or otherwise changed only as provided in Section 2 of the Servicing Agreement and this Section 2:

Provider’s Standing Revocable Instruction may be revoked, amended or otherwise changed by Provider at any time and for any reason upon written order of an authorized officer of the Provider delivered to the depositary institution identified in Attachment A and Servicer.

[Remainder of Page Intentionally Blank]

IN WITNESS HEREOF, the parties have executed this Addendum as of the date stated hereinabove:

PROVIDER:

PARK INFUSIONCARE, LP, A TEXAS LIMITED PARTNERSHIP, BORROWER

By: Dougherty’s Operating GP, LLC,
Its General Partner

By:      /s/ David E. Bowe
Name: David E. Bowe
Title : Managing Member, Chairman of the Board, President
and Chief Executive Officer

PARK INFUSIONCARE OF DALLAS, LP, A TEXAS LIMITED PARTNERSHIP, BORROWER

By: Park InfusionCare Of Dallas, GP, LLC,
Its General Partner

By:    /s/ David E. Bowe
Name:David E. Bowe
Title : Managing Member, Chairman of the Board, President
  and Chief Executive Officer

PARK INFUSIONCARE OF HOUSTON, LP, A TEXAS LIMITED PARTNERSHIP, BORROWER

By: Park InfusionCare Of Houston, GP, LLC,
Its General Partner

By:     /s/ David E. Bowe
Name:David E. Bowe
Title : Managing Member, Chairman of the Board, President
  and Chief Executive Officer

PARK INFUSIONCARE OF SAN ANTONIO, LP, A TEXAS LIMITED PARTNERSHIP, BORROWER

By: Park InfusionCare Of San Antonio, GP, LLC,
Its General Partner

By:    /s/ David E. Bowe
Name:David E. Bowe
Title : Managing Member, Chairman of the Board, President
 and Chief Executive Officer